EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                  THE TRUSTEES OF EVERGREEN INTERNATIONAL TRUST
                       RECOMMEND A VOTE "FOR" EACH PROPOSAL.
                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                 Please detach at perforation before mailing.
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                           EVERGREEN LATIN AMERICA FUND,
                    a series of Evergreen International Trust
                      PROXY FOR THE MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 13, 2002


         The undersigned, revoking all Proxies heretofore given, hereby appoints Maureen E. Towle, Catherine E. Foley, Sally E. Ganem and Lloyd Lipsett or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Latin America Fund, a series of Evergreen International Trust, ("Latin America Fund") that the undersigned is entitled to vote at the special meeting of shareholders of Latin America Fund to be held at 2:00 p.m. on May 13, 2002 at the offices of Evergreen Funds, 200 Berkeley Street, Boston, MA 02116-5034 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

         NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                                       Date                 , 2002

                                       ----------------------------------------

                                       ----------------------------------------
                                       Signature(s) and Title(s), if applicable

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THIS PROXY IS SOLICITED  ON BEHALF OF THE  TRUSTEES OF  EVERGREEN  INTERNATIONAL
TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE TRUSTEES OF EVERGREEN INTERNATIONAL TRUST RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X

         1. To consider and act upon an Agreement and Plan of Reorganization whereby Evergreen Emerging Markets Growth Fund ("Emerging Markets Growth Fund"), a series of Evergreen International Trust will (i) acquire all of the assets of Evergreen Latin America Fund ("Latin America Fund") in exchange for shares of Emerging Markets Growth Fund; and (ii) assume the identified liabilities of Latin America Fund, as substantially described in the accompanying Prospectus/Proxy Statement.

                                 ---- FOR        ---- AGAINST      ---- ABSTAIN


         2. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

                                 ---- FOR        ---- AGAINST      ---- ABSTAIN